Exhibit 99.2

AMD Reports First Quarter 2015 Results – CFO Commentary

April 16, 2015

Reconciliation for all non-GAAP financial measures discussed in this commentary to the most directly comparable GAAP financial measures is included below and in our financial tables that accompany our earnings press release available at quarterlyearnings.amd.com. Beginning in Q1 2015, AMD started excluding the impact of stock-based compensation from non-GAAP results. Prior periods have been adjusted accordingly.

Q1 2015 Results

•	Revenue of $1.03 billion, down 17% sequentially and 26% year-over-year.

•	Gross margin of 32%, up 3% sequentially, and non-GAAP gross margin of 32%, down 2% sequentially.

•	Operating loss of $137 million and non-GAAP operating loss of $30 million, compared to operating loss of $330 million and non-GAAP operating income of $52 million in Q4 2014.

•	Net loss of $180 million, loss per share of $0.23, and non-GAAP net loss of $73 million, non-GAAP loss per share of $0.09, compared to net loss of $364 million, loss per share of $0.47, and non-GAAP net income of $18 million, non-GAAP earnings per share of $0.02 in Q4 2014.

Q1 Corporate Event and Accounting Charges

As a part of our strategy to simplify and sharpen the company’s investment focus, AMD is exiting the dense server systems business, formerly SeaMicro, effective immediately. As a result, we recorded the following special charges in Q1 2015 and is excluded from our segment results and included in the All Other category:

¡	$75 million of special charges, primarily related to impairment of previously acquired intangible assets, of which $7 million will be paid in cash.

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We also recorded $12 million of charges related to our 2014 restructuring plan, of which $7 million was real-estate related and $5 million was severance. Of the $12 million charge, $9 million will be paid in cash.

Q1 2015 Commentary

Revenue was $1.03 billion, down 17% sequentially, due primarily to lower sales of our client and graphics processor products and seasonally lower semi-custom sales.

Non-GAAP gross margin was 32%, down 2 percentage points sequentially, primarily due to product mix and lower game console royalties in the first quarter. To derive non-GAAP gross margin for the quarter, we excluded the impact of stock-based compensation.

Operating expenses:

	Q1-14	Q2-14	Q3-14	Q4-14	Q1-15
GAAP	$438M	$435M	$431M	$690M	$463M
Non-GAAP	$399M	$411M	$408M	$366M	$357M

To derive non-GAAP operating expenses for Q1 2015, we excluded the impact of restructuring and other special charges, stock-based compensation and amortization of acquired intangible assets.

Operating expenses were $463 million. Non-GAAP operating expenses were $357 million or 35% of revenue:

•	R&D was $232 million, up 2% sequentially.

•	SG&A was $125 million, down 9% sequentially.

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Non-GAAP operating loss was $30 million, compared to non-GAAP operating income of $52 million in Q4 2014, primarily due to lower revenue and gross margin.

To derive non-GAAP operating loss for Q1 2015, we excluded the impact of restructuring and other special charges, stock-based compensation and amortization of acquired intangible assets.

Non-GAAP net loss was $73 million.

To derive non-GAAP net loss for Q1 2015, we excluded the impact of restructuring and other special charges, stock-based compensation and amortization of acquired intangible assets.

Depreciation and amortization, excluding amortization of acquired intangible assets, was $43 million, compared to $44 million in the prior quarter.

Interest expense was $40 million, down $1 million from the prior quarter.

Tax expense was $3 million in the quarter, up from a tax benefit of $3 million in the prior quarter due a non-recurring tax credit in Q4 2014.

Non-GAAP net loss per share was $0.09, calculated using 777 million shares.

Adjusted EBITDA was $13 million, down from $96 million in the prior quarter, due to lower revenue and gross margin.

Q1 2015 Segment Results

Computing and Graphics segment revenue was $532 million, down 20% sequentially, primarily due to decreased desktop and notebook processor revenue.

•	Client average selling price (ASP) decreased sequentially and increased year-over-year driven by product mix.

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•	GPU ASP increased sequentially, primarily due to higher channel GPU and Professional Graphics ASPs and decreased year-over-year primarily due to a lower channel ASP.

Computing and Graphics operating loss was $75 million, compared to an operating loss of $56 million in Q4 2014, primarily due to lower desktop and notebook processor sales, partially offset by lower operating expenses.

Enterprise, Embedded and Semi-Custom segment revenue was $498 million, down 14% compared to the prior quarter, primarily driven by seasonally lower semi-custom SoC sales.

Enterprise, Embedded and Semi-Custom operating income was $45 million, down from operating income of $109 million in the prior quarter, due to lower game console royalties, product mix and higher R&D spending.

GLOBALFOUNDRIES (GF) Wafer Supply Agreement (WSA)

We entered into a fifth amendment to our WSA with GF. Under the terms of the agreement, AMD expects wafer purchases from GF to be approximately $1 billion in 2015 on a take-or-pay basis. The 2015 purchases contemplate AMD’s current market expectations and the manufacturing of CPU, APU, certain GPUs and semi-custom products at GF in 2015. The 2015 WSA amendment does not contain any special payment triggers. In Q1 2015, we spent $161 million on wafer purchases from GF.

Balance Sheet

Cash, cash equivalents and marketable securities were $906 million at the end of Q1 2015, compared to $1.04 billion in the prior quarter, primarily driven by lower sales and debt interest payments in the quarter.

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Cash, cash equivalents and marketable securities (including long-term marketable securities) at the end of:

Q1-14	Q2-14	Q3-14	Q4-14	Q1-15
$982M	$948M	$938M	$1,040M	$906M

Inventory was $688 million exiting the quarter, essentially flat from $685 million at the end of Q4 2014.

Payable to GLOBALFOUNDRIES of $121 million includes amounts due to GF for wafer purchases.

Total debt at the end of the quarter was $2.27 billion. On April 14, 2015, we amended and restated our $500 million asset-backed credit facility to more favorable terms, including the elimination of the prior domestic cash requirement, reduced pricing and an extended maturity date to April 2020.

Total Debt

(Millions)	Q1-15	Q4-14
6.00% Convertible Senior Notes due 2015	$42	$42
6.75% Senior Notes due 2019	600	600
6.75% Senior Notes due 2019—Interest Rate Swap	3	3
7.75% Senior Notes due 2020	450	450
7.50% Senior Notes due 2022	475	475
7.00% Senior Notes due 2024	500	500
Capital lease obligations	10	12
Borrowings from secured revolving line of credit, net	188	130

Total Debt	$2,268	$2,212

Non-GAAP free cash flow was negative $195 million, with net cash used by operating activities of $173 million and capital expenditures of $22 million. Capital expenditures were flat from Q4 2014, and free cash flow was down from $94 million in Q4 2014.

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Outlook

The following statements concerning AMD are forward-looking and actual results could differ materially from current expectations. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 27, 2014.

For Q2 2015 we expect:

•	Revenue to decrease 3% sequentially, +/- 3%.

•	Non-GAAP gross margin to be approximately 32%.

•	Non-GAAP operating expenses to be approximately $355 million, as we continue to invest in new products.

•	Interest expense, taxes and other to be approximately $45 million.

•	Inventory to be up approximately $100 million from Q1 2015 levels, in support of semi-custom product revenue and new product shipments.

For 2015 we expect:

•	Non-GAAP operating expenses to be approximately between $340 million and $370 million per quarter, in line with expected revenue profile.

•	Taxes of approximately $3 million per quarter.

•	Cash, cash equivalents and marketable securities balances to be in the range of $600 million and $1 billion.

•	Capital expenditures of approximately $100 million.

•	Inventory to be approximately flat year-over-year.

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For more information, contact:

Investor Contact:

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

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Media Contact:

Drew Prairie

512-602-4425

drew.prairie@amd.com

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Non-GAAP Measures

To supplement the financial results of Advanced Micro Devices, Inc. (AMD or the Company) presented on a U.S. GAAP (GAAP) basis, this commentary contains non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA and non-GAAP free cash flow. These non-GAAP financial measures reflect certain adjustments, and the Company has presented a reconciliation of GAAP to non-GAAP financial measures in the tables below. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables contained in the earnings press release.

The Company presented “adjusted EBITDA” in this commentary as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, stock-based compensation expense and amortization of acquired intangible assets. In addition, the Company also included the following adjustments for the indicated periods: for the first quarter of 2015, the Company included an adjustment for net restructuring and other special charges; for the fourth quarter of 2014, the Company included an adjustment for a goodwill impairment charge, net restructuring and other special charges and lower of cost or market inventory adjustment; and for the first quarter of 2014, the Company included an adjustment for workforce rebalancing severance charges. The Company calculates and communicates adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition,

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adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

The Company also presents non-GAAP free cash flow in this commentary as a supplemental measure of its performance. Non-GAAP free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities less capital expenditures. The Company calculates and communicates non-GAAP free cash flow because the Company’s management believes it is important to investors to understand the nature of this cash flow. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.

Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q1-15	Q4-14	Q1-14
GAAP Gross Margin	$326	$360	$487
GAAP Gross Margin %	32%	29%	35%
Lower of cost or market inventory adjustment	—	58	—
Stock-based compensation*	1	—	1
Non-GAAP Gross Margin	$327	$418	$488
Non-GAAP Gross Margin %	32%	34%	35%

Reconciliation of GAAP to Non-GAAP Operating Expenses

(Millions)	Q1-15	Q4-14	Q3-14	Q2-14	Q1-14
GAAP operating expenses	$463	$690	$431	$435	$438
Goodwill impairment	—	233	—	—	—
Restructuring and other special charges, net	87	71	—	—	—
Amortization of acquired intangible assets	3	4	3	4	3
Workforce rebalancing severance charges	—	—	—	—	14
Stock-based compensation*	16	16	20	20	22

Non-GAAP operating expenses	$357	$366	$408	$411	$399

Reconciliation of GAAP to Non-GAAP Research and Development and Marketing, General and Administrative Expenses

(Millions)	Q1-15			Q4-14
	R&D	SG&A	Total	R&D	SG&A	Total
GAAP research and development and marketing, general and administrative expenses	$242	$131	$373	$238	$144	$382
Stock-based compensation*	10	6	16	10	6	16

Non-GAAP research and development and marketing, general and administrative expenses	$232	$125	$357	$228	$138	$366

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)

(Millions)	Q1-15	Q4-14	Q1-14
GAAP operating income (loss)	$(137)	$(330)	$49
Goodwill Impairment	—	233	—
Restructuring and other special charges, net	87	71	—
Lower of cost or market inventory adjustment	—	58	—
Amortization of acquired intangible assets	3	4	3
Workforce rebalancing severance charges	—	—	14
Stock-based compensation*	17	16	23

Non-GAAP operating income (loss)	$(30)	$52	$89

*	Beginning Q1 2015, AMD started excluding the impact of stock-based compensation from non-GAAP results. Prior periods have been adjusted accordingly.

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Reconciliation of GAAP to Non-GAAP Net Income (Loss)/Earnings (Loss) per Share

(Millions except per share amounts)	Q1-15		Q4-14		Q1-14
GAAP net loss / Loss per share	$(180)	$(0.23)	$(364)	$(0.47)	$(20)	$(0.03)
Goodwill impairment	—	—	233	0.30	—	—
Restructuring and other special charges, net	87	0.11	71	0.09	—	—
Lower of cost or market inventory adjustment	—	—	58	0.07	—	—
Amortization of acquired intangible assets	3	0.00	4	0.00	3	0.00
Workforce rebalancing severance charges	—	—	—	—	14	0.02
Loss on debt redemption	—	—	—	—	15	0.02
Stock-based compensation*	17	0.02	16	0.02	23	0.03

Non-GAAP net income (loss) / Earnings (loss) per share	$(73)	$(0.09)	$18	$0.02	$35	$0.05

*	Beginning Q1 2015, AMD started excluding the impact of stock-based compensation from non-GAAP results. Prior periods have been adjusted accordingly.

Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA

(Millions)	Q1-15	Q4-14	Q1-14
GAAP operating income (loss)	$(137)	$(330)	$49
Goodwill impairment	—	233	—
Restructuring and other special charges, net	87	71	—
Lower of cost or market inventory adjustment	—	58	—
Stock-based compensation expense	17	16	23
Amortization of acquired intangible assets	3	4	3
Depreciation and amortization	43	44	50
Workforce rebalancing severance charges	—	—	14

Adjusted EBITDA	$13	$96	$139

Non-GAAP Free Cash Flow Reconciliation

(Millions)	Q1-15	Q4-14	Q1-14
GAAP net cash provided by (used in) operating activities	$(173)	$116	$(204)
Purchases of property, plant and equipment	(22)	(22)	(21)

Non-GAAP free cash flow	$(195)	$94	$(225)

Cautionary Statement

This commentary contains forward-looking statements concerning AMD; cash payments related to AMD’s Q1 2015 special charges; AMD’s estimate of its future wafer purchases from GF for 2015; that AMD’s estimated future wafer purchases are in line with current market expectations; its financial outlook for the first quarter of 2015 and fiscal 2015, including revenue, non-GAAP gross margin, non-GAAP operating expenses, the total of interest expense, taxes and other, inventory, taxes and capital expenditures; and its cash, cash equivalents and marketable securities balances, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,”

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“plans,” “intends,” “projects” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include that Intel Corporation’s dominance of the microprocessor market and its aggressive business practices may limit AMD’s ability to compete effectively; AMD relies on GF to manufacture most of its microprocessor and APU products and certain of its GPU and semi-custom products. If GF is not able to satisfy its manufacturing requirements, AMD’s business could be adversely impacted; AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive technologies, AMD’s business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD’s products could negatively impact its financial results; the success of its business is dependent upon its ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; AMD may not be able to successfully implement its business strategy to refocus its business to address markets beyond AMD’s core PC market to high-growth adjacent markets; the completion and impact of the 2014 restructuring plan and its transformation initiatives could adversely affect AMD; global economic uncertainty may adversely impact AMD’s business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD’s notes and its amended and restated senior secured asset based line of credit for a principal amount up to $500 million (Secured Revolving Line of Credit) impose restrictions on AMD that may adversely affect AMD’s ability to operate its business; the markets in which AMD’s products are sold are highly competitive; the loss of a significant customer may have a material adverse effect on it; AMD’s receipt of revenue from its semi-custom SoC products is dependent upon AMD’s technology being designed into third-party products and the success of those products; the demand for AMD’s products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD’s products or a market decline in any of these industries could have a material adverse effect on AMD’s results of operations; AMD’s ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards, BIOS software and other computer platform components to support its business; if AMD loses Microsoft Corporation’s support for its products or other software vendors do not design and develop software to run on AMD’s products, its ability to sell AMD products could be materially adversely affected; AMD may incur future impairments of goodwill; uncertainties involving the ordering and shipment of AMD’s products could materially adversely affect AMD; AMD’s reliance on third-party distributors and AIB partners subjects AMD to certain risks; AMD’s inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase all of the outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures

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and its Secured Revolving Line of Credit; the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect, AMD’s business in the future; AMD business is dependent upon the proper functioning of its internal business processes and information systems and modification or interruption of such systems may disrupt AMD’s business, processes and internal controls; data breaches and cyber-attacks could compromise AMD’s intellectual property or other sensitive information and cause significant damage to AMD’s business and reputation; AMD’s operating results are subject to quarterly and seasonal sales patterns; if essential equipment or materials are not available to manufacture AMD’s products, AMD could be materially adversely affected; if AMD’s products are not compatible with some or all industry-standard software and hardware, AMD could be materially adversely affected; costs related to defective products could have a material adverse effect on AMD; if AMD fails to maintain the efficiency of its supply chain as it responds to changes in customer demand for AMD’s products, AMD’s business could be materially adversely affected; AMD outsources to third parties certain supply-chain logistics functions, including portions of its product distribution, transportation management and information technology support services; acquisitions could disrupt its business, harm its financial condition and operating results or dilute, or adversely affect the price of, its common stock; AMD’s worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on AMD; worldwide political conditions may adversely affect demand for AMD’s products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD’s inability to effectively control the sales of its products on the gray market could have a material adverse effect on AMD; if AMD cannot adequately protect its technology or other intellectual property in the United States and abroad, through patents, copyrights, trade secrets, trademarks and other measures, AMD may lose a competitive advantage and incur significant expenses; AMD is party to litigation and may become a party to other claims or litigation that could cause it to incur substantial costs or pay substantial damages or prohibits AMD from selling its products; a variety of environmental laws that AMD are subject to could result in additional costs and liabilities; higher health care costs and labor costs could adversely affect AMD’s business; and, AMD’s business is subject to potential tax liabilities. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended December 27, 2014.

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